UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2011

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2011, the Board of Directors of Employers Mutual Casualty Company, the parent company of the Registrant, approved the 2011 compensation arrangements for executive officers.  This action was recommended by Employers Mutual’s Senior Executive Compensation and Stock Option Committee and had previously been approved by the Registrant’s Compensation Committee.

Following are the 2011 base salaries for the Named Executive Officers of the Registrant.  The 2011 base salaries are retroactive to January 1, 2011.

Executive Officer	2011 Salary

Bruce G. Kelley President and Chief Executive Officer	$808,366

Mark E. Reese Senior Vice President and Chief Financial Officer	$245,908

Ronald W. Jean Executive Vice President for Corporate Development	$452,270

Item 5.03                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2011, the Board of Directors of the Registrant adopted an amendment to Article III Section 2 of the Registrant’s By-Laws.  The amendment changed the number of directors from seven to six.  This amendment to the Registrant’s By-Laws shall become effective as of the date of the next Annual Meeting of the Registrant’s shareholders, scheduled for May 26, 2011.  The amended By-Laws of the Registrant are filed herewith as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

      (d)                            Exhibits.

Exhibit Number	Description
3.2	By-Laws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on March 11, 2011.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President and Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.2	By-Laws, as amended